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                                                               EXHIBIT 99.J1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 2-89729 of the MAS Funds on Form N-1A of our reports dated November 17, 2000, incorporated by reference in this Registration Statement for the year ended September 30, 2000, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 29, 2001